Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$20,454,431
Unrealized Gain (Loss) on Market Value of Futures	(17,909,718)
Dividend Income	6,929
Interest Income	13,307
ETF Transaction Fees	13,000
Total Income (Loss)	$2,577,949

Expenses
General Partner Management Fees	$354,115
Brokerage Commissions	157,984
Professional Fees	119,271
SEC & FINRA Registration Expense	24,401
NYMEX License Fee	8,853
Non-interested Directors' Fees and Expenses	7,565
Prepaid Insurance Expense	7,547
Total Expenses	$679,736
Net Income (Loss)	$1,898,213

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/14	$722,017,172
Additions (6,300,000 Shares)	132,031,673
Withdrawals (6,900,000 Shares)	(149,475,894)
Net Income (Loss)	1,898,213

Net Asset Value End of Month	$706,471,164
Net Asset Value Per Share (31,966,476 Shares)	$22.10

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612